Exhibit 99.2

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

2901 BUTTERFIELD ROAD
OAK BROOK, ILLINOIS 60523
TELEPHONE: (630) 218-8000

November 9, 2007

Dear Fellow Stockholder:

Recently, a law firm filed a purported class action and derivative complaint on behalf of a single shareholder regarding the Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) proposed merger.  This merger is one of the proposals to be voted on by stockholders in our proxy filing at our November 13, 2007 annual meeting.  Unfortunately, these kinds of nuisance lawsuits have become commonplace and impose cost and expense to both the company and its stockholders.

We have conducted a review of the claims made in the complaint and we believe that the allegations in this lawsuit are erroneous and wholly without merit.  We intend to vigorously defend this action.

The merger described in the proxy dated September 10, 2007 was the end product of a formal

14-month process that entailed lengthy and detailed due diligence on the part of many independent parties.

We know that our business model works.  As is the case with other REITs established by our sponsor, and as I stated in my letter to you in the proxy, our business plan incorporates both a process for self-administration and, at a future point in time, the exploration of a liquidity event to be determined by our board of directors.  A liquidity event could take the form of listing our shares on a stock exchange, merging our REIT with a publicly traded REIT, or selling our real estate assets, any one of which would provide our stockholders with an exit strategy from their investment.  We believe that acquiring our Property Managers and our Business Manager/Advisor is one of the most significant steps toward achieving our goal of an effective liquidity event for our stockholders, and that the merger will have a positive impact on our future financial performance.

Inland Real Estate Investment Corporation has been sponsoring REITs for 13 years, and over this time stock in these REITs was sold to approximately 316,000 shareholders in four different REITs, which go through the same processes.  During this entire period, this nuisance suit is the first and only shareholder action that we have experienced.

Your vote is crucial to the future of our company.  Our board of directors has found this transaction to be fair to you and the other stockholders of our company and has approved this merger.  We continue to recommend that you vote FOR the merger, as well as the other two proposals on the proxy card.

You may change your vote electronically via the Internet at www.proxyvoting.com/INWEST until 11:59 p.m. Eastern Time on November 12, 2007, by telephone by the same deadline, or in person via a proxy card at the Annual Meeting prior to the vote tabulation.  If you have any questions, please call our proxy solicitor, Morrow & Co., Inc., at 1-800-573-4804.

As always, we appreciate your investment in and support of Inland Western.  The solid reputation we have established during our many years in business, based upon integrity and expertise, will continue.

Sincerely,

Robert D. Parks

Chairman of the Board, Inland Western Retail Real Estate Trust, Inc.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with this letter and also with the proposed merger transaction, Inland Western has filed a Form 8-K, a definitive proxy statement and other materials with the SEC.  Investors and security holders are advised to read the proxy statement because it contains important information about the parties to the proposed merger transaction. Certain of the company’s officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed merger transaction. Information regarding such individuals is included in the company’s Annual Report on Form 10-K, as amended by the company’s Annual Report on Form 10K/A previously filed with the SEC, and is included in the proxy statement relating to the proposed merger. Stockholders and investors may obtain additional information regarding the interests of Inland Western and its directors and executive officers in the proposed merger transaction, which may be different than those of the company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, which was filed with the SEC.  Stockholders and investors may obtain a free copy of the proxy statement and other relevant documents as they become available, as well as other materials filed with the SEC concerning the company, at the SEC’s website at http://www.sec.gov.  Copies of these materials and other documents also may be obtained at no charge from: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, attention Vice President —Administration.